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                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350

         The undersigned, Thomas C. Shull, President and Chief Executive Officer of Hanover Direct, Inc. (the "Company"), hereby certifies that to his knowledge the Quarterly Report on Form 10-Q for the period ended September 28, 2002 of the Company filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

         Signed at the City of Edgewater, in the State of New Jersey, this 8th day of November, 2002.

                                        /s/ Thomas C. Shull
                                        --------------------------------
                                        Thomas C. Shull
                                        President and Chief Executive Officer